Exhibit 4(d)

SEN SECURITY AGREEMENT

Dated as of April 29, 2003

among

GRUPO MINERO MEXICO, S.A. DE C.V.,
as Borrower

THE BANK OF NEW YORK,
not in its individual capacity but solely as trustee of
GRUPO MEXICO EXPORT MASTER TRUST NO.1,
as SEN Trustee

MINERA MEXICO, S.A. DE C.V.
INDUSTRIAL MINERA MEXICO, S.A. DE C.V.
MINERA MEXICO INTERNACIONAL, INC.
MEXICANA DE COBRE, S.A. DE C.V.
MINERALES METALICOS DEL NORTE, S.A.
MEXICANA DE CANANEA, S.A. DE C.V.
MEXICANA DEL ARCO, S.A. DE C.V.,
MINERALES Y MINAS MEXICANAS, S.A. DE C.V.,
COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S.C. POR A., S.A.
MEXICO COMPANIA INMOBILIARIA, S.A.
PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V.,
as Guarantors

and

HSBC BANK USA,
as SEN Collateral Agent

i

ii

Appendices

Appendix A	Defined Terms

Schedules

Schedule I	Guarantors
Schedule II	Bank Holders
Schedule III	SEN Holders
Schedule 3.3	Transfer Instructions
Schedule 4.2-A	Filings - Filing Offices
Schedule 4.2-B	Filings - Financing Statements
Schedule 4.4	Names, Organizational Identification Numbers, etc.
Schedule 4.5	Changes in Legal Name, Jurisdiction of Organization

Exhibits

Exhibit A	Form of Customer Notice and Acknowledgement

iii

SEN SECURITY AGREEMENT (this “Agreement”), dated as of April 29, 2003, among THE BANK OF NEW YORK (“BONY”), a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity but solely as trustee (in such capacity, the “SEN Trustee”) of GRUPO MEXICO EXPORT MASTER TRUST NO. 1, a trust formed under the laws of the State of New York (the “SEN Trust”), GRUPO MINERO MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized and exiting under the laws of Mexico (the “Borrower”), each of the Guarantors set forth on Schedule I hereto (each, individually a “Guarantor” and, collectively, the “Guarantors”), HSBC BANK USA (“HSBC”), a bank and trust company organized and existing under the laws of the State of New York, not in its individual capacity but solely as collateral agent for each of the Secured Parties (in such capacity, the “SEN Collateral Agent”), and HSBC, in its individual capacity solely for purposes of  Section 9.2.

W I T N E S S E T H:

WHEREAS, Borrower, the SEN Trustee, certain Guarantors signatories thereto and Chemical Bank, a bank and trust company organized and existing under the laws of the State of New York, previously entered into that certain Trust Indenture, Security Agreement and Guaranty, dated as of November 20, 1995 (as amended, supplemented or modified from time to time, the “Original Trust Indenture”), pursuant to which (i) Borrower issued the Existing Medimsa Notes (as defined in the Indenture referred to below) and granted a security interest in favor of the SEN Trustee as security for the performance of its obligations thereunder and (ii) the SEN Trustee issued the Existing Secured Notes (as defined in the Indenture referred to below) and granted a security interest in favor of the SEN Collateral Agent, for itself and the ratable benefit of the SEN Holders (as defined herein), as security for the performance of its obligations thereunder;

WHEREAS, concurrently with the execution hereof, Borrower and the SEN Trustee are entering into that certain Amended and Restated Trust Indenture, dated as of April 29, 2003 (the “Indenture”), among Borrower, the SEN Trustee and the SEN Collateral Agent, pursuant to which Borrower shall issue the Borrower Notes (as defined in the Indenture) and the SEN Trustee shall issue the Secured Notes (as defined in the Indenture);

WHEREAS, the parties hereto desire to amend and restate certain provisions of the Original Trust Indenture with respect to the security interests granted by each of the SEN Trustee and Borrower thereunder pursuant to the terms and conditions hereof and of that certain Common Agreement, dated as of April 29, 2003 (the “Common Agreement”), among Borrower, Minera México, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (“MM”) and each of the other Guarantors, the SEN Trustee, the SEN Holders, the Bank Holders signatories thereto (the “Bank Holders”), Bank of America, N.A., as administrative agent for the Bank Holders (in such capacity, the “Bank Holders Administrative Agent”), HSBC, as shared payment and collateral agent for the SEN Holders and the Bank Holders (in such capacity, the “Shared Payment and Collateral Agent”) and the SEN Collateral Agent; and

WHEREAS, in connection therewith, the parties hereto desire to provide for the ratable security of each of the Secured Obligations, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that, on the Effective Date (as defined herein), certain provisions of the Original Trust Indenture with respect to the security interests granted by each of the SEN Trustee and Borrower thereunder shall be amended and restated as follows (it being understood that certain provisions of the Original Trust Indenture are concurrently herewith being amended and restated pursuant to the Indenture and the Common Agreement, and that this Agreement, the Indenture and the Common Agreement, collectively, constitute an amendment and restatement of the Original Trust Indenture in its entirety with respect to the security interests granted by each of the SEN Trustee and Borrower):

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1.                Definitions.  Capitalized terms used but not otherwise defined herein or in Appendix A hereto shall have the meanings ascribed thereto in Appendix A to the Common Agreement or Appendix A to the Indenture, as applicable.

Section 1.2.                Rules of Construction.  For all purposes of this Agreement, terms used herein shall be interpreted in accordance with paragraphs A through F of Appendix A to the Common Agreement.

Section 1.3.                Conflict with the Common Agreement.  Other than with respect to Sections 2.2, 2.4 and 8.2 and any rights, protections and obligations of the SEN Collateral Agent hereunder, in the event of any conflict between this Agreement and the Common Agreement, the terms of the Common Agreement shall control.

ARTICLE II

GRANTS OF SECURITY INTERESTS

Section 2.1.                Grant of Security Interests by Borrower.

(a)                                  As security for the prompt and complete payment and performance in full of all of the Borrower SEN Trust Obligations, Borrower hereby assigns, pledges and transfers to the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, and grants to the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, a security interest in and continuing lien on all of Borrower’s right, title and interest in, to and under the Borrower Collateral, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (the “SEN Trust Borrower Lien”).

(b)                                 As security for the prompt and complete payment and performance in full of all of the Borrower SEN Holders Obligations, Borrower hereby assigns, pledges and transfers to the SEN Collateral Agent, for itself and the ratable benefit of each of the SEN Holders, and grants to the SEN Collateral Agent, for itself and the ratable benefit of the SEN Holders, a security interest in and continuing lien on all of Borrower’s right, title and interest in, to and under the Borrower Collateral, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (the “SEN Holders Borrower Lien”), which Lien shall be subordinate in all material respects to the SEN Trust Borrower Lien as set forth in Section 2.2.

(c)                                  Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable for all of its obligations under the Borrower Collateral and nothing contained herein is intended or shall be a delegation of duties to the SEN Collateral Agent or any other Secured Party, (ii) Borrower shall remain liable under each of the agreements included in or related to the Borrower Collateral and neither the SEN Collateral Agent nor any other Secured Party shall have any obligation or liability under such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the SEN Collateral Agent or any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by Borrower or have any obligation to take any action to collect or enforce any rights under such agreements and (iii) the exercise by the SEN Collateral Agent of any of its rights hereunder shall not release Borrower from any of its duties or obligations under each of the agreements included in or related to the Borrower Collateral.

Section 2.2.                Subordination of SEN Holders Borrower Lien.

(a)                                  Each SEN Holder hereby agrees that, regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages or other security arrangements or documents with respect to the SEN Holders Borrower Lien, or anything in any Operative Document to the contrary, until the Borrower SEN Trust Obligations have been indefeasibly satisfied in full in cash, (i) the SEN Holders Borrower Lien, and the security interests of the SEN Collateral Agent, for itself and the ratable benefit of each SEN Holder, in the Borrower Collateral (as it may hereafter be amended from time to time) shall in all respects be, and are hereby expressly made, subject and subordinate at all times to the SEN Trust Borrower Lien and the security interest of the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, in the Borrower Collateral (as it may hereafter be amended from time to time) and (ii) neither the SEN Collateral Agent, for itself or the ratable benefit of the SEN Holders, nor any SEN Holder shall at any time contest (x) the validity, perfection, priority or enforceability of the SEN Trust Borrower Lien or the security interest of the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, in the Borrower Collateral or (y) the subordination of the SEN Holders Borrower Lien to the SEN Trust Borrower Lien in accordance with the terms hereof.

(b)                                 Nothing contained in this Agreement shall in any way impair or affect any Borrower Lien except as to the terms of subordination set forth in this Section 2.2.

Section 2.3.                Grant of Security Interests by Guarantors.

(a)                                  As security for the prompt and complete payment and performance in full of all the Guarantor SEN Trust Obligations, each Guarantor hereby assigns, pledges and transfers to the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, and grants to the SEN Collateral Agent, for itself and for the ratable benefit of the SEN Trustee, a security interest in and continuing lien on all of such Guarantor’s right, title and interest in, to and under the Guarantor Collateral, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (the “SEN Trust Guarantor Lien”).

(b)                                 As security for the prompt and complete payment and performance in full of all the Guarantor SEN Holders Obligations, each Guarantor hereby assigns, pledges and transfers to the SEN Collateral Agent, for itself and the ratable benefit of each of the SEN Holders, and grants to the SEN Collateral Agent, for itself and for the ratable benefit of each of the SEN Holders, a security interest in and continuing lien on all of such Guarantor’s right, title and interest in, to and under the Guarantor Collateral, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (the “SEN Holders Guarantor Lien”), which Lien shall be subordinate in all material respects to the SEN Trust Guarantor Lien as set forth in Section 2.4.

(c)                                  Notwithstanding anything herein to the contrary, (i) each Guarantor shall remain liable for all of its obligations under the Guarantor Collateral and nothing contained herein is intended or shall be a delegation of duties to the SEN Collateral Agent or any other Secured Party, (ii) each Guarantor shall remain liable under each of the agreements included in or related to the Guarantor Collateral to which it is a party and neither the SEN Collateral Agent nor any other Secured Party shall have any obligation or liability under such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the SEN Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by any Guarantor or have any obligation to take any action to collect or enforce any rights under such agreements and (iii) the exercise by the SEN Collateral Agent of any of its rights hereunder shall not release the Guarantor from any of its duties or obligations under each agreements included in or related to the Guarantor Collateral to which it is a party.

Section 2.4.                Subordination of SEN Holders Guarantor Lien.

(a)                                  Each SEN Holder hereby agrees that, regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages or other security arrangements or documents with respect to the SEN Holders Guarantor Lien, or anything in any Operative Document to the contrary, until the Guarantor SEN Trust Obligations have been indefeasibly satisfied in full in cash, (i) the SEN Holders Guarantor Lien, and the security interest of the SEN Collateral Agent, for itself and the ratable benefit of each of the SEN Holders, in the Guarantor Collateral (as it may hereafter be amended from time to time) shall in all respects be, and is hereby expressly made, subject and subordinate at all times to the SEN Trust Guarantor Lien and the security interest of the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, in the Guarantor Collateral (as it may hereafter be amended from time to time) and (ii) neither the SEN Collateral Agent, for itself and the ratable benefit of the SEN Holders, nor the SEN Holders shall at any time contest (x) the validity, perfection, priority or enforceability of the SEN Trust Guarantor Lien or the security interest of the SEN Collateral Agent, for itself and the ratable benefit of the SEN Trustee, in the Guarantor Collateral or (y) the subordination of the SEN Holders Guarantor Lien to the SEN Trust Guarantor Lien in accordance with the terms hereof.

(b)                                 Nothing contained in this Agreement shall in any way impair or affect any Guarantor Lien except as to the subordination set forth in this Section 2.4.

Section 2.5.                Grant of Security Interest by SEN Trustee.

(a)                                  As security for the prompt and complete payment and performance in full of all the SEN Trust Obligations, the SEN Trustee hereby assigns, pledges and transfers to the SEN Collateral Agent, for itself and the ratable benefit of each of the SEN Holders, and grants to the SEN Collateral Agent, for itself and for the ratable benefit of each of the SEN Holders, a security interest in and continuing lien on all of the SEN Trustee’s right, title and interest in, to and under the SEN Trust Collateral, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (the “SEN Trust Lien”).

(b)                                 Notwithstanding anything herein to the contrary, (i) the SEN Trustee shall remain liable for all obligations under the SEN Trustee Collateral and nothing contained herein is intended or shall be a delegation of duties to the SEN Collateral Agent nor any other Secured Party, (ii) the SEN Trustee shall remain liable under each of the agreements included in or related to the SEN Trustee Collateral and neither the SEN Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the SEN Collateral Agent nor any other Secured Party (other than the SEN Trustee) have any obligation to make any inquiry as to the nature or sufficiency of any payment received by the SEN Trustee or have any obligation to take any action to collect or enforce any rights under any such agreements and (iii) the exercise by the SEN Collateral Agent of any of its rights hereunder shall not release the SEN Trustee from any of its duties or obligations under each agreement included in or related to the SEN Trustee Collateral.

ARTICLE III

ACCOUNTS

Section 3.1.                Collection Accounts.

(a)                                  The SEN Collateral Agent has established the following segregated collection accounts, each denominated in Dollars and maintained by the SEN Collateral Agent in New York City at its Corporate Trust Office, for the benefit of the SEN Collateral Agent (collectively, the “Collection Accounts” and each, individually, a “Collection Account”):

(i)                                     account number 10-877141 titled “Minera México, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(ii)                                  account number 10-877698 titled “Industrial Minera México, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(iii)                               account number 10-877700 titled “Mexicana de Cobre, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(iv)                              account number 10-877697 titled “Minera Mexico Internacional, Inc. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(v)                                 account number 10-877699 titled “Minerales Metálicos del Norte, S.A. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(vi)                              account number 10-877701 titled “Mexicana de Cananea, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(vii)                           account number 10-878142 titled “Mexicana del Arco, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(viii)                        account number 10-878143 titled “Minerales y Minas Mexicanas, S.A. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(ix)                                account number 10-878144 titled “Compania de Terrenos e Inversiones de San Luis Potosí, S.C. por A., S.A. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(x)                                   account number 10-878145 titled “México Compañía Inmobiliaria, S.A. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(xi)                                account number 10-878146 titled “Proyecciones Urbanísticas, S. de R.L. de C.V. Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent”;

(xii)                             account number 10-878147 titled “Guarantor Advance Payment Account for the benefit of HSBC Bank USA, as SEN Collateral Agent” (the “Guarantor Advance Payment Account”); and

(xiii)                          account number 10-878148 titled “Borrower Collection Account for the benefit of HSBC Bank USA, as SEN Collateral Agent” (the “Borrower Collection Account”).

For purposes hereof, each of the accounts listed in subclauses (i) through (xii) above shall constitute, collectively, the “Guarantor Collection Accounts”.

(b)                                 The SEN Collateral Agent has established the following segregated accounts, each denominated in Dollars and maintained by the SEN Collateral Agent in New York City at its Corporate Trust Office, for the benefit of the SEN Collateral Agent:

(i)                                     account number 10-877994 titled “Borrower Investment Account for the benefit of HSBC Bank USA, as SEN Collateral Agent” (the “Investment Account”); and

(ii)                                  account number 10-877702 titled “SEN Interest Reserve Account for the benefit of HSBC Bank USA, as SEN Collateral Agent” (the “SEN Interest Reserve Account”).

For purposes hereof, (x) the account listed in Section 3.1(a)(xiii) and each of the accounts listed in subclauses (i) and (ii) above shall constitute, collectively, the “Borrower Accounts” and (y) the Guarantor Collection Accounts and the Borrower Accounts shall constitute, collectively, the “Pledged Accounts”.

(c)                                  All funds will be deposited and withdrawn from each Pledged Account in accordance with the terms and provisions hereof.  Until the Obligations of each of Borrower, the Guarantors and the SEN Trustee under the Operative Documents shall have been indefeasibly satisfied in full in cash, Borrower, the Guarantors and the SEN Trustee shall not have any rights to any funds credited to the Pledged Accounts, except as expressly provided in Section 3.3.

(d)                                 Upon the occurrence and during the continuance of a Default or Event of Default, all monies retained in the Collection Accounts shall be transferred to the Investment Account and pooled and invested in Permitted Investments in accordance with the terms and conditions set forth herein.

Section 3.2.                Required Deposits to the Collection Accounts.

(a)                                  Each of Borrower and each Guarantor agrees that it will cause all amounts payable to it with respect to Export Sales to be made in accordance with Section 5.2 and paid directly to the SEN Collateral Agent for credit to the applicable Collection Account.  Any payments received by the SEN Collateral Agent in respect of Export Sales not denominated in Dollars shall be converted into Dollars by the SEN Collateral Agent in accordance with Section  14.06 of the Common Agreement promptly following receipt thereof.  In furtherance of the foregoing, each Guarantor will comply with Section 4.03 of the Common Agreement and deliver to each of its Customers, on or prior to the Effective Date, a Customer Notice and Acknowledgement (x) notifying such Customer that the Export Receivables and the Export Proceeds have been pledged and assigned to the SEN Collateral Agent for the ratable benefit of the Secured Parties, (y) irrevocably authorizing and directing such Customer to pay all amounts owed by it under or in respect of present or future sales of metals products by Borrower or such Guarantor, as applicable, directly into the Collection Account specified in the Customer Notice and (z) directing such Customer to execute and deliver such Customer Notice and Acknowledgement.  A copy of each Customer Notice and Acknowledgement received by Borrower and each Guarantor on or prior to the Effective Date shall be delivered to the SEN Collateral Agent on the Effective Date.  After the Effective Date, from time to time, Borrower and each Guarantor shall deliver a Customer Notice and Acknowledgement to Customers as necessary in order to comply with Section 4.03 of the Common Agreement.  Borrower and each Guarantor shall require that each Customer (other than any Customer located, or the principal place of business of which is located, in a country with a Dollar denominated long-term indebtedness rated at all times “BBB-“ or better by Standard & Poor’s) for an Export Sale provide Borrower or such Guarantor, as applicable, with (x) a Letter of Credit; provided that with respect to this Section 3.2(a) only, the rating required for the depositary institution issuing or guaranteeing such Letter of Credit shall be at least “BBB-“ from Standard & Poor’s or (y) an advance cash payment, in each case in an amount sufficient to pay any and all amounts due by such Customer in connection with each such Export Sale.  The SEN Collateral Agent shall credit all amounts paid by any Customer with respect to any Export Sale to the applicable Collection Account in accordance with this Section 3.2(a) promptly upon receipt thereof and shall apply such funds in accordance with Section 3.3.

(b)                                 Notwithstanding the foregoing, if at any time Borrower or any Guarantor receives any payments under or in connection with any Export Proceed or Export Receivable or otherwise that have been assigned to the SEN Collateral Agent pursuant to this Agreement, all such amounts (i) shall be held by Borrower or such Guarantor, as applicable, as agent of and in trust for the SEN Collateral Agent, (ii) shall be segregated from other funds of Borrower or such Guarantor, as applicable, and shall, immediately upon receipt (and in any event no later than three (3) Business Days thereafter) be turned over to the SEN Collateral Agent by Borrower or such Guarantor, as applicable, for credit to the applicable Collection Account in the same form as received by Borrower or such Guarantor (and, if received in the form of a check, note or any other instrument, duly endorsed in favor of the SEN Collateral Agent).

Section 3.3.                Application of Funds in the Collection Accounts; Advance Payments.

(a)                                  Unless a Responsible Officer of the SEN Collateral Agent shall have received written notice that an Event of Default shall have occurred and be continuing, or except as set forth in (i) Section 3.3(b) with respect to any Excess Advance Payment, (ii) Section 3.3(c) with respect to notice from a Qualified L/C Provider or (iii) Section 3.4(a) with respect to any Account Deficit, the SEN Collateral Agent shall, on each Business Day, transfer any (i) amounts deposited in each Guarantor Collection Account or (ii) Excess Funds in the Borrower Collection Account, in each case as of 3:00 p.m. New York City time, in accordance with the Transfer Instructions, as such Transfer Instructions may be modified at any time and from time to time by notice to the SEN Collateral Agent from any Guarantor or Borrower, as applicable, and any and all Liens created on such Export Proceeds or Export Receivables hereunder shall be released and discharged with respect to such amounts paid to each Guarantor or to Borrower.

(b)                                 If any payment under an Export Sale is made by a Customer in connection with the shipment of metals products to such Customer more than ninety (90) days after the date of such payment (any such payment, an “Advance Payment”), Borrower or the Guarantor party to such Export Sale shall notify the SEN Collateral Agent, prior to receipt of such Advance Payment, of the character of such payment, the amount of such payment and the amount of all Advance Payments owed to Borrower and all Guarantors then outstanding and whether the amount of such Advance Payment together with the amount of all other Advance Payments owed to Borrower and all Guarantors then outstanding exceeds $50,000,000 (the “Advance Payment Limit”).  If Borrower or any Guarantor notifies the SEN Collateral Agent that the Advance Payments owed to Borrower and all Guarantors then outstanding exceeds the Advance Payment Limit, such amount in excess of the Advance Payment Limit (the “Excess Advance Payment”)

shall (i) not be paid by the SEN Collateral Agent to Borrower or the relevant Guarantor as otherwise provided in Section 3.3(a), (ii) be credited to the Guarantor Advance Payment Account and (iii) be invested in accordance with Section 3.6(b).  Portions of such Excess Advance Payment shall be paid by the SEN Collateral Agent to Borrower or any applicable Guarantor in accordance with Section 3.3(a) (any such portion, a “Released Portion”) upon the SEN Collateral Agent’s receipt of a certificate of a Responsible Officer of Borrower or such Guarantor certifying the amount of the Released Portion and that the metals products subject to the Export Sale giving rise to such Released Portion have been delivered by Borrower or the Guarantor party to such Export Sale in accordance with the terms of such Export Sale.

(c)                                  If on any Business Day (a “Transfer Date”) when funds in any Collection Account would (but for the provisions of this Section 3.3(c)) be transferred to Borrower or a Guarantor as provided in Section 3.3(a), any Qualified L/C Provider shall have delivered to the SEN Collateral Agent at least one (1) Business Day prior to such Transfer Date a Qualified L/C Provider Notice, which notice shall not have been withdrawn by any subsequent notice, the SEN Collateral Agent shall apply such funds (to the payment of any amount specified in such Qualified L/C Provider Notice) to such Qualified L/C Provider.

Section 3.4.                SEN Interest Reserve Account; Borrower Collection Account.

(a)                                  On the Effective Date, Borrower shall cause the SEN Required Reserve Amount to be credited to the SEN Interest Reserve Account; provided, however, that Borrower may satisfy this condition through the delivery to the SEN Collateral Agent of a Letter of Credit complying with and governed by the terms of Section 3.4(b) in the amount of the SEN Required Reserve Amount.  From and after the Effective Date, the amount deposited in the SEN Interest Reserve Account shall always be at least equal to the SEN Required Reserve Amount (less the amount of any undrawn Letter of Credit provided as set forth in Section 3.4(b)).  If at any time the SEN Required Reserve Amount (less the amount of any undrawn Letter of Credit provided as set forth in Section 3.4(b)) is reduced, or if, after payment of Scheduled Debt Service on any Monthly Payment Date there are funds in the SEN Interest Reserve Account in excess of the SEN Required Reserve Amount (the “Excess Funds”), the SEN Collateral Agent shall cause all such Excess Funds, if any, in the SEN Interest Reserve Account to be credited promptly to the Borrower Collection Account and disbursed in accordance with Section 3.3(a).  If at any time the SEN Required Reserve Amount (less the amount of any undrawn Letter of Credit provided as set forth in Section 3.4(b)) is increased, or the SEN Required Reserve Amount is in excess of the funds in the SEN Interest Reserve Account (an “Account Deficit”), the SEN Collateral Agent shall notify Borrower and each other Secured Party in writing of such Account Deficit and shall simultaneously cause funds, if any, in any Collection Account to be transferred and credited to the SEN Interest Reserve Account in an amount up to the Account Deficit; provided, however, that failure of the SEN Collateral Agent to give, or of any other Secured Party or Borrower to receive, any such notice shall not impair the validity of such transfer and credit.

(b)                                 Borrower may provide one or more Letters of Credit (i) for a minimum initial term of three hundred and sixty five (365) days and (ii) by its terms allowing the SEN Collateral Agent, upon presentation of a sight draft, to make same day drawings under such Letter of Credit in an amount sufficient at all times to satisfy the requirements of this Section 3.4.  Borrower shall notify the SEN Collateral Agent and each Secured Party at least forty five (45)

days prior to the expiration date of any Letter of Credit referred to in the previous sentence as to whether Borrower intends to obtain a replacement Letter of Credit.  If, two (2) Business Days prior to the expiration date of any such Letter of Credit, Borrower fails to (i) deliver to the SEN Collateral Agent a replacement irrevocable Letter of Credit complying with the terms of this Section 3.4(b) and (ii) fund the SEN Interest Reserve Account in cash (excluding the amount of the expiring Letter of Credit), the SEN Collateral Agent shall draw on the Letter of Credit and apply the proceeds thereof to fund the SEN Interest Reserve Account in an amount sufficient to satisfy the requirements of this Section 3.4.

(c)                                  If (i) Borrower fails to make any interest (including Additional Amounts)  payments on any Borrower Note on the date when due and as specified herein or in the Common Agreement or (ii) the SEN Trustee fails to make any interest (including Additional Amounts) payments on any Secured Notes on the date when due and as specified herein or in the Common Agreement, the SEN Collateral Agent will, on such date, draw on the SEN Interest Reserve Account as required to permit Borrower to make such payments due on the Borrower Notes and to permit the SEN Trustee to make the payments due on the Secured Notes.  In the event of any such drawing, the SEN Interest Reserve Account shall immediately (and in any event no later than two (2) Business Days thereafter) be replenished by Borrower or the Guarantors to satisfy the requirements of this Section 3.4; provided,that the SEN Collateral Agent shall notify Borrower and each Secured Party of any such drawing; provided, further, that the failure of the SEN Collateral Agent to give, or of any Secured Party and Borrower to receive, any such notice shall not modify the obligation of Borrower or the Guarantors to replenish the SEN Interest Reserve Account in accordance with this Section 3.4(c).  The SEN Collateral Agent Amounts due and owing hereunder as of any Monthly Payment Date that have remained unpaid after demand upon Borrower for payment given not less than ten (10) Business Days prior to such Monthly Payment Date may be transferred from the SEN Interest Reserve Account to effect such payment (but not in excess of the SEN Collateral Agent Scheduled Amount for any calendar year).

(d)                                 Any withdrawal of funds by the SEN Collateral Agent in accordance with and pursuant to this Section 3.4 is subject in all respects to Section 12.08 of the Common Agreement.

Section 3.5.                Cash Trapping Events.

(a)                                  Upon the receipt by a Responsible Officer of the SEN Collateral Agent of written notice of the occurrence of an Immediate SEN Cash Trapping Event of Default, the SEN Collateral Agent shall, without notice to Borrower, any Guarantor or any other Secured Party, and without any further action being taken on the part of the SEN Trustee, the SEN Holders or the Bank Holders, cease to allow withdrawal by Borrower, any Guarantor or any Affiliates of Borrower or any Guarantor of cash in any Pledged Account, which action by the SEN Collateral Agent shall continue for the duration of the Immediate SEN Cash Trapping Period.  During the Immediate SEN Cash Trapping Period, the SEN Collateral Agent shall transfer daily all amounts in any Collection Account to the Investment Account and shall thereafter apply all amounts in the Investment Account in accordance with the terms and conditions set forth in Article VIII of the Common Agreement.

(b)                                 Upon the occurrence of a SEN Cash Trapping Event of Default, the SEN Collateral Agent shall, upon receipt of written direction signed by the Required SEN Holders and without notice to Borrower or any Guarantor, cease to allow withdrawal by Borrower, any Guarantor or any Affiliates of Borrower or any Guarantor of cash in any Pledged Account, which action by the SEN Collateral Agent shall continue for the duration of the SEN Cash Trapping Period.  During the SEN Cash Trapping Period, the SEN Collateral Agent shall transfer daily all amounts in any Collection Account  to the Investment Account and shall thereafter apply all amounts in the Investment Account in accordance with the terms and conditions set forth in Article VIII of the Common Agreement.

(c)                                  Upon the receipt by a Responsible Officer of the SEN Collateral Agent of written direction from the Financial Advisor that an Acknowledgement SEN Cash Trapping Event has occurred, the SEN Collateral Agent shall, without notice to Borrower, any Guarantor or any other Secured Party, and without any further action being taken on the part of the SEN Trustee, the SEN Holders or the Bank Holders, cease to allow withdrawal by Borrower, any Guarantor or any Affiliates of Borrower or any Guarantor of cash in any Pledged Account in an amount equal to the Acknowledgement Cash Trapping Amount set forth in such direction, which action by the SEN Collateral Agent shall continue for the duration of the applicable Acknowledgement SEN Cash Trapping Period.  During each Acknowledgement SEN Cash Trapping Period, the SEN Collateral Agent shall transfer daily amounts in any Collection Account to the Investment Account until such amounts are equal to the Acknowledgement Cash Trapping Amount for such Acknowledgement SEN Cash Trapping Period, and shall thereafter apply all amounts in the Investment Account in accordance with the terms and conditions set forth in Article VIII of the Common Agreement.

Section 3.6.                Statements; Investment of Funds.

(a)                                  The SEN Collateral Agent shall provide the Financial Advisor, Borrower, the SEN Trustee and each other Secured Party with a written statement of the balances from time to time in each Collection Account, the Investment Account and the SEN Interest Reserve Account and of each credit or debit on each such account during the prior calendar month (i) by the fifteenth day of each calendar month and (ii) promptly after any payment pursuant to the last two sentences of Section 3.4(a), the last sentence of Section 3.4(b), the first sentence of Section 3.4(c) or the last sentence of Section 3.4(c).

(b)                                 To the extent not applied as provided in Section 3.3 or Section 3.4, funds (i) in the SEN Interest Reserve Account, the Borrower Collection Account or the Investment Account, (ii) remaining on deposit in the Guarantor Advance Payment Account with respect to any Advance Payment or (iii) remaining on deposit in any other Collection Account during the continuance of a Default or an Event of Default shall be invested  by the SEN Collateral Agent, as specified in a Borrower Order, in Permitted Investments.  Borrower shall deliver to the SEN Collateral Agent on the Effective Date a Borrower Order specifying its initial investment instructions that shall remain in effect until changed by a subsequent Borrower Order given not less than five (5) Business Days before the effective date of such change.  All such Permitted Investments shall be maintained in the name of the SEN Collateral Agent and pledged to the SEN Collateral Agent to be held by it as part of the SEN Collateral hereunder, and the SEN Collateral Agent shall be authorized to endorse any of such Permitted Investments in any manner satisfactory to it, on behalf of Borrower.  The SEN Collateral Agent may rely and shall be fully protected in its reliance on a Borrower Order that complies with the provisions hereof, and shall be indemnified in accordance with the terms of Section 11.01 of the Common Agreement.  During the continuance of a Default or an Event of Default, all earnings on Permitted Investments shall be credited to the Investment Account upon receipt thereof by the SEN Collateral Agent and will become part of the SEN Collateral; provided, however, that in the case of a Default or an Event of Default after all outstanding amounts (including any Additional Amounts and any Make-Whole Amount) owed on the Notes are indefeasibly paid in full in cash, in each case such earnings will no longer constitute SEN Collateral and the SEN Collateral Agent will cause such earnings to be credited to the appropriate Collection Account and paid to Borrower or the relevant Guarantor in accordance with Section 3.3(a).  All earnings on Permitted Investments in the SEN Interest Reserve Account shall be remitted to Borrower in accordance with Section 3.4 promptly after being credited and so long as at the time of such remittance no Event of Default has occurred and is continuing, so long as such earnings constitute Excess Funds.  Whenever the SEN Collateral Agent is required or permitted to make any payment or transfer under this Agreement, the SEN Collateral Agent shall have the right, and is hereby irrevocably authorized, to sell or otherwise liquidate any Permitted Investments to the extent necessary to make such payment or transfer and shall have no liability to Borrower, the SEN Trustee or the SEN Holders for and shall be fully protected by Borrower from and against any losses incurred in connection with such sale or liquidation.

Section 3.7.                Obligations Absolute.  Notwithstanding anything to the contrary in this Article III, nothing herein shall be construed to relieve or diminish the absolute obligation of Borrower, the Guarantors and the SEN Trustee to pay and perform in full its obligations under each Operative Document to which it is a party in accordance with the terms thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of Borrower, each Guarantor and the SEN Trustee represents and warrants to the SEN Collateral Agent and each Holder, as of the date hereof, as follows:

Section 4.1.                Ownership of Collateral.  Each of Borrower, each Guarantor and the SEN Trustee owns the SEN Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of the SEN Collateral and, as to all SEN Collateral whether now existing or hereafter acquired, will continue to own or otherwise have such rights as it purports to have in each item of the SEN Collateral, in each case free and clear of any and all Liens, rights or claims of other Persons (other than Permitted Liens).

Section 4.2.                Filings.  Upon the filing of all UCC financing statements naming each of Borrower, each Guarantor and the SEN Trust as “Debtor” and the SEN Collateral Agent as “Secured Party” and describing the SEN Collateral in the filing offices set forth opposite the name of each such Borrower, each Guarantor and the SEN Trust on Schedule 4.2-A (as such schedule may be amended or supplemented from time to time), the security interests granted to the SEN Collateral Agent hereunder constitute valid and perfected Liens.  Other than the financing statements filed in favor of the SEN Collateral Agent pursuant to this Agreement, no effective UCC financing statement, fixture filing or other instrument similar in effect under any Applicable Law covering all or any part of the SEN Collateral is on file in any filing or recording office, except for (a) the financing statements filed in favor of the SEN Collateral Agent pursuant to the Original Trust Indenture set forth on Schedule 4.2-B, which financing statements shall be amended as required by the SEN Holders and the SEN Trustee in their sole discretion and copies of which shall be filed prior to or on the Effective Date and (b) financing statements filed in connection with Permitted Liens.

Section 4.3.                Voting Rights.  All actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the SEN Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the SEN Collateral have been made or obtained.

Section 4.4.                Names; Organizational Identification Numbers, etc.  Set forth on Schedule 4.4 (as such schedule may be amended or supplemented from time to time) is the following information with respect to each of Borrower, each Guarantor and the SEN Trustee: (a) full legal name, (b) type of organization, (c) jurisdiction of organization, (d) organizational identification number and (e) jurisdiction of chief executive office or sole place of business as of the Effective Date and for the year prior to the Effective Date.

Section 4.5.                Changes in Legal Name; Jurisdiction of Organization, etc.  Except as may be set forth on Schedule 4.5, none of the Borrower, the Guarantors and the SEN Trust (a) has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years or (b) become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of Borrower, each Guarantor and the SEN Trustee agrees that, until the Secured Obligations have been satisfied in full, it shall comply with each of the Affirmative Covenants set forth in this Article V, as applicable.

Section 5.1.                Common Agreement Affirmative Covenants.  Each of the Affirmative Covenants set forth in Article IV of the Common Agreement with respect or relating to the SEN Collateral and the obligations of Borrower and each Guarantor hereunder shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 5.2.                Payment Denominations.  All Export Sales for any metals products shall provide for payment to the relevant Collection Account in Dollars, Pounds Sterling or Euros and at least eighty percent (80%) of the Export Proceeds received in any fiscal year shall be denominated in Dollars.

Section 5.3.                Investment Losses.  In the event of a loss on any investment of funds credited to any Pledged Account, Borrower and any Guarantor shall, on or before the next Monthly Payment Date at least five (5) Business Days following the date Borrower receives notice and quantification of such loss by notice from the SEN Collateral Agent and in addition to all amounts otherwise required to be credited to subject Pledged Account, as the case may be, pursuant to this Agreement, pay to the SEN Collateral Agent in immediately available funds an amount equal to the amount of such loss for credit to the subject Pledged Account (and with respect to the SEN Interest Reserve Account, to the extent necessary to maintain the SEN Required Reserve Amount therein measured as of such Monthly Payment Date), as the case may be.  The SEN Collateral Agent shall receive and be entitled to rely on notice from the Financial Advisor of any such loss prior to providing any notice hereunder.

Section 5.4.                Defense of SEN Collateral.  Each of Borrower, each Guarantor and the SEN Trustee shall defend the SEN Collateral against all Persons at any time claiming an interest therein.

Section 5.5.                Notice of Adverse Effect on SEN Collateral.  Each of Borrower, each Guarantor and the SEN Trust shall promptly notify the SEN Collateral Agent in writing of any event that may materially adversely affect the value of the SEN Collateral or any portion thereof, its ability or the ability of the SEN Collateral Agent to dispose of the SEN Collateral or any portion thereof or the rights and remedies of the SEN Collateral Agent in relation thereto, including the levy of any legal process against the SEN Collateral or any portion thereof.

Section 5.6.                Guarantor Designations.  Borrower shall designate any Subsidiary or newly acquired or formed Subsidiary as a Guarantor hereunder (each such Subsidiary, a “New Guarantor”) in accordance with Section 4.19 of the Common Agreement and subject to the satisfaction of the following conditions:

(i)                                     each New Guarantor shall become a party to this Agreement by executing and delivering to the SEN Collateral Agent a signature page to this Agreement identifying such New Guarantor as a “Guarantor” hereunder, which signature page shall be dated its date of execution, and Borrower and such New Guarantor shall execute and deliver, or cause to be executed and delivered, all such other documentation that would have been required to be executed and delivered pursuant hereto if such New Guarantor had been a “Guarantor” as of the Effective Date, each subject to the satisfaction of each Secured Party;

(ii)                                  each New Guarantor that executes and delivers the items set forth in this Section 5.6 by such execution and delivery shall be (i) deemed to be a “Guarantor” for all purposes hereof as of the date of such New Guarantor’s signature page to this Agreement, (ii) bound by all of the terms and provisions of this Agreement and (iii) representing and warranting that, subject to any applicable exceptions, all of the representations and warranties contained in Article III of the Common Agreement and any other Operative Document, as applied to such New Guarantor, are true and correct on and as of the date of such New Guarantor’s signature page to this Agreement; and

(iii)                               the delivery of a written notice to the SEN Collateral Agent identifying such New Guarantor and the establishment by the SEN Collateral Agent of a new Collection Account for such New Guarantor in accordance with the terms hereof.

On and after the date of any designation in accordance with this Section 5.6, such New Guarantor shall be deemed a “Guarantor” for all purposes hereof (including, without limitation, for purposes of becoming a guarantor under any guarantee) and under any other Operative Document.

ARTICLE VI

NEGATIVE COVENANTS

Each of the Negative Covenants set forth in Article V of the Common Agreement with respect or relating to the SEN Collateral and the obligations of Borrower and each Guarantor hereunder shall be deemed to be incorporated herein as if the same were set out in full herein.

ARTICLE VII

THE SEN COLLATERAL AGENT

Section 7.1.                Power and Authority of SEN Collateral Agent.

(a)                                  The SEN Collateral Agent shall agree to any modification, amendment or waiver of any provision of this Agreement only at the written direction of the Required SEN Holders; provided, that the SEN Collateral Agent shall not be required to enter into any modification, amendment or waiver that affects the SEN Collateral Agent’s rights, duties or obligations hereunder.

(b)                                 Unless a Notice of an Actionable Event shall have been given and be outstanding, the SEN Collateral Agent shall not take any action hereunder or under any other Operative Document or with respect to the SEN Collateral except for the performance of such other duties as are expressly set forth herein, including pursuant to Section 3.5.

(c)                                  If a Notice of an Actionable Event has been given and is outstanding, the SEN Collateral Agent shall, upon and only at the written direction of the Required SEN Holders, exercise such rights, powers and remedies (whether vested in it by this Agreement, any Operative Document or by law or in equity or by statute or otherwise) for the protection and enforcement of its rights and the ratable rights of all Holders hereunder, under any other Operative Document and in the SEN Collateral as the Required SEN Holders may direct in writing.

(d)                                 at no time shall the SEN Collateral Agent be obliged to use its own funds, or the funds of any Affiliate, for any purpose hereunder.

Section 7.2.                Notice of an Actionable Event.  Upon the receipt by the SEN Collateral Agent of a Notice of an Actionable Event, the SEN Collateral Agent shall promptly notify each of Borrower and each other Secured Party of the receipt of such Notice of Actionable Event.  Whether or not the SEN Collateral Agent shall have knowledge of the occurrence of any Event of Default, the SEN Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default for any purpose under this Agreement unless and until a Responsible Officer of the SEN Collateral Agent shall have actually received from the Shared Payment and Collateral Agent or Borrower, a written notice to that effect.  The SEN Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a Notice of an Actionable Event to inquire whether an Event of Default has in fact occurred and is continuing and shall be entitled to rely conclusively, and shall be fully protected in relying, on any such notice or Notice of an Actionable Event furnished to it.  The SEN Collateral Agent shall not take any action hereunder on the basis of any Event of Default unless the SEN Collateral Agent shall have received a Notice of an Actionable Event with respect to such Event of Default.

Section 7.3.                Appointment of SEN Collateral Agent as Attorney-in-Fact.

(a)                                  Each of Borrower, the SEN Trustee and each Guarantor hereby irrevocably constitutes and appoints the SEN Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each of Borrower, the SEN Trust and each Guarantor, as applicable, and in the name of each of Borrower, the SEN Trust and each Guarantor, as applicable, from time to time for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action required to be taken by each of Borrower, the SEN Trustee or any Guarantor, as applicable, and to execute any and all documents and instruments required to be executed by each of Borrower, the SEN Trustee or any Guarantor that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the SEN Collateral Agent the power and right, without notice to or assent by Borrower, the SEN Trustee or any Guarantor, as applicable, to do the following to the extent the SEN Collateral Agent does not have the power and right to do each of the following in its own name by virtue of the provisions hereof:

(i)                                     upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, to ask, demand, collect, receive and give acquaintances and receipts for any and all monies due and to become due, or any performance to be rendered under any of the Secured Obligations, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under or with respect to any of the Secured Obligations, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate for the purpose of collecting any and all such monies due or securing any performance to be rendered with respect to any of the Secured Obligations;

(ii)                                  to pay or discharge Taxes, liens, security interests or other encumbrances or charges levied or placed on or threatened against the SEN Collateral;

(iii)                               (A) to direct any party liable for any payment or performance under any of the Secured Obligations to make payment of any and all monies due and to become due thereunder or to render any performance provided for therein directly to the SEN Collateral Agent, as the SEN Collateral Agent shall direct, (B) to receive payment of and give receipt for any and all monies, claims and other amounts due and to become due at anytime in respect of or arising out of any SEN Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the SEN Collateral, (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the SEN Collateral or any portion thereof or proceeds relating thereto and to enforce any other right in respect of any SEN Collateral, (E) to defend any suit, action or proceeding brought against Borrower, the SEN Trust or any Guarantor, as applicable, with respect to any SEN Collateral, (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as are appropriate and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the SEN Collateral as fully and completely as though the SEN Collateral Agent were the absolute owner thereof for all purposes, and to do, at the SEN Collateral Agent’s option and the expense of Borrower, the SEN Trust or any Guarantor, as applicable, at any time, or from time to time, all acts and things that are necessary to protect, preserve or realize upon the SEN Collateral and the security interest created therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower, the SEN Trustee or any Guarantor, as applicable, might do; and

(iv)                              to take such actions as may be necessary or appropriate from time to time to preserve, perfect and protect the security interest created hereby or enable the SEN Collateral Agent to exercise and enforce its rights and remedies hereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable for so long as any amount remains outstanding under the Notes, and each of Borrower, the SEN Trustee and each Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue thereof.  Each of Borrower, the SEN Trustee and each Guarantor also authorizes the SEN Collateral Agent, at any time and from time to time, to execute, in connection with any sale provided for in accordance with the terms hereof, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to the SEN Collateral.

Section 7.4.                Directions by SEN Holders.  The Required SEN Holders shall have the right to direct the time, method and place of conducting any proceeding hereunder, or to exercise any remedy available to the SEN Collateral Agent hereunder; provided, however, that (i) no such direction shall modify any provision that is intended to benefit the SEN Collateral Agent, (ii) the SEN Collateral Agent shall have the right to decline to follow any such direction if the SEN Collateral Agent, being advised by counsel, determines that such action would involve it in personal liability and, (iii) the SEN Collateral Agent shall not be required to take any such action unless any indemnity or security that the SEN Collateral Agent may reasonably require in respect of such action has been provided.  The SEN Collateral Agent may rely on any direction given to it by the Required SEN Holders and shall be fully protected, and shall under no circumstances be liable to Borrower, the SEN Trustee, any Guarantor or any of the Holders or

any other Person, for taking or refraining from taking any such action in accordance with the directions of the Required SEN Holders.

Section 7.5.                Individual Action.  No Holder or any other Person may require the SEN Collateral Agent to take or refrain from taking any action hereunder or with respect to any of the SEN Collateral except as and to the extent expressly set forth in this Agreement.  Notwithstanding the foregoing or any other provision of any other Operative Document, each Holder shall have the right that is absolute and unconditional to receive payment of the Notes owing to it as and when such obligations become due and payable and to institute legal proceedings for the enforcement of such payment.

Section 7.6.                Holders’ Consents.  Any consent or other instrument required by this Agreement to be signed by the Holders may be in any number of counterpart documents and may be signed by a Holder or by the Holder’s agent duly appointed in writing.

Section 7.7.                Exculpatory Provisions.

(a)                                  The SEN Collateral Agent makes no representations as to the value or condition of the SEN Collateral or any part thereof, or as to the title of the Borrower, the Guarantors or the SEN Trustee or any other Person to the SEN Collateral or as to the security afforded by the Operative Documents, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of any of the Operative Documents, or as to the tax treatment of any of the transactions contemplated by the Operative Documents and the SEN Collateral Agent shall not incur any liability or responsibility with respect of any such matters.  The SEN Collateral Agent shall not be responsible for insuring the SEN Collateral, for the payment of taxes, charges, assessments or Liens upon the SEN Collateral or upon the SEN Trust or otherwise as to the maintenance of the SEN Collateral, except as provided in the immediately following sentence when the SEN Collateral Agent has possession of the SEN Collateral.  To the extent permitted by applicable law, the SEN Collateral Agent shall have no duty to Borrower, any Guarantor, the SEN Trustee or to the SEN Holders as to any SEN Collateral in its possession or control or in the possession or control of any agent or nominee of the SEN Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duties of safe custody of the such of the SEN Collateral as may be in its possession and the duty to account for monies received by it and except the duty to comply with the specific provisions hereof.

(b)                                 The SEN Collateral Agent shall have no duty to file, perfect or record or to maintain filed, perfected or recorded any UCC-1 financing statements or other documents relating to the SEN Collateral.

Section 7.8.                Appointment of Co-Agent.

(a)                                  It is the purpose of this Agreement that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as a collateral agent in such jurisdiction.  It is recognized that in case of litigation under any of the Operative Documents, and in particular in case of the enforcement of any default, or in case the SEN Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies granted to the SEN Collateral Agent or hold title to the properties, in trust, as so granted, or take any other action which may be desirable or necessary, the SEN Collateral Agent may appoint an additional institution as a separate collateral agent or co-agent and shall give notice of such appointment to Borrower and each SEN Holder; provided, that the failure of the SEN Collateral Agent to give, or of any of the SEN Holders or Borrower to receive, any such notice shall not impair the validity of such appointment; and provided, further that the SEN Collateral Agent shall not be required to give any notice to Borrower during the existence of a Default or any Event of Default.  The following provisions of this Section are adapted to these ends.

(b)                                 In the event that the SEN Collateral Agent appoints an additional institution as a separate collateral agent or co-agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by any of the Operative Documents to be exercised by or vested in or conveyed to the SEN Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or co-agent but only to the extent necessary to enable such separate collateral agent or co-agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate agent or co-agent shall run to and be enforceable by either of them.  Such co-agent may be removed by the SEN Collateral Agent at any time, with or without cause.

(c)                                  Should any instrument in writing from the SEN Trustee, Borrower or any Guarantor be required by the separate agent or co-agent so appointed by the SEN Collateral Agent for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the SEN Trustee, Borrower, or such Guarantor as applicable.  In case any separate collateral agent or co-agent, or a successor to either, shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate collateral agent or co-agent, so far as permitted by law, shall vest in and be exercised by the SEN Collateral Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-agent.

Section 7.9.                Direction from Required SEN Holders.  In each case that the SEN Collateral Agent may or is required hereunder, or under any other Operative Document, to take any action (an “Action”), including, without limitation, to formulate opinions, to make determinations, to make requests, to give consents, to exercise rights, powers or remedies, to release or sell secured property, or otherwise to act hereunder or under any other Operative Document, the SEN Collateral Agent may seek written direction from the Required SEN Holders.  The SEN Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in good faith in accordance with the written direction of the Required SEN Holders.  If the SEN Collateral Agent shall request direction from the Required SEN Holders with respect to any Action, the SEN Collateral Agent shall be entitled to refrain from such Action unless and until the SEN Collateral Agent shall have received written direction from the Required SEN Holders, and the SEN Collateral Agent shall not incur liability to any Person by reason of so refraining.

Section 7.10.          Indenture Provisions.  The provisions of Article XIII of the Indenture shall be deemed to be incorporated herein as if the same were set out in full herein.

ARTICLE VIII

REMEDIES OF THE HOLDERS

Section 8.1.                Remedies.  If an Event of Default has occurred and is continuing, the SEN Collateral Agent may exercise any and all rights and remedies set forth in Article X of the Common Agreement at the written direction of the Required SEN Holders (which rights and remedies shall be deemed to be incorporated herein as if the same were set out in full herein).

Section 8.2.                Rights Not Exclusive.  The rights, powers, privileges and remedies provided for herein and in any Operative Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other documents now existing or hereafter arising.

ARTICLE IX

MISCELLANEOUS

Section 9.1.                Authorization to File Financing Statements. Each of Borrower, each Guarantor and the SEN Trustee hereby authorizes the filing of any financing statements or continuation statements, amendments to financing statements or any similar document in any jurisdiction with any filing offices as the SEN Holders may determine, in their sole discretion, are necessary or advisable to perfect the security interests granted to the SEN Collateral Agent herein.  Such financing statements may describe the SEN Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the SEN Holders may determine, in their sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the SEN Collateral granted to the SEN Collateral Agent herein.  Each of Borrower, each Guarantor and the SEN Trustee shall furnish to the SEN Collateral Agent from time to time statements and schedules further identifying and describing the SEN Collateral and such other reports in connection with the SEN Collateral as the SEN Holders may reasonably request, all in reasonable detail.

Section 9.2.                Control of Accounts.  Without limiting any other means of obtaining perfection of the SEN Collateral Agent’s security interest in any or all of the SEN Collateral, the Borrower, each Guarantor, the SEN Collateral Agent and HSBC hereby agree, with respect to the Accounts, that HSBC will comply with instructions originated by the SEN Collateral Agent directing disposition of the funds in the Accounts without further consent by the Borrower or any Guarantor.

Section 9.3.                Termination; Continuing Security Interests.

(a)                                  This Agreement shall create a continuing security interest in the SEN Collateral and shall remain in full force and effect until the indefeasible satisfaction in full of all Secured Obligations and the termination or cancellation of any commitments and any other contingent obligations included in the Secured Obligations, be binding upon each of Borrower, each Guarantor and the SEN Trustee, its successors and assigns, and inure, together with the rights and remedies of the SEN Collateral Agent, to the benefit of the SEN Collateral Agent and its successors, transferees and assigns.

(b)                                 Upon termination of this Agreement in accordance with this Section 9.3, the SEN Collateral Agent shall, at the written request and sole cost and expense of each of Borrower, each Guarantor and the SEN Trustee, and upon receipt of a certificate from a Responsible Officer of each of Borrower, each Guarantor and the SEN Trustee stating that the conditions for such termination have been satisfied, execute and deliver to each of Borrower, each Guarantor and the SEN Trustee such documents as each of Borrower, each Guarantor and the SEN Trustee shall reasonably request to evidence such termination reversions or reassignment, without recourse, representation or warranty of any kind.

Section 9.4.                Notices.  With respect to all notices to be given hereunder, Section 14.14 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.5.                Limitation on Rights.  Nothing expressed or implied in this Agreement or the Notes shall give any Person other than the SEN Collateral Agent, the SEN Trustee, Borrower or any Guarantor any right, remedy or claim under or with respect to this Agreement.

Section 9.6.                Successors and Assigns.  All of the covenants, stipulations, promises and agreements in this Agreement contained made by or on behalf of Borrower or the SEN Trustee shall bind each such party’s successors and assigns, whether so expressed or not.

Section 9.7.                Amendments and Waivers.  Section 14.01(b) of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.8.                Effect of Headings.  With respect to any headings contained herein, Section 14.04 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.9.                Severability.  Section 14.05 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same instrument.

Section 9.11.          Currency.  Section 14.06 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.12.          GOVERNING LAW.  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND INTERPRETED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 9.13.          Consent to Jurisdiction; Process Agent.  Section 14.22 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.14.          Waiver of Jury Trial.  Section 14.20 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.15.          Waiver of Immunity.  Section 14.17 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.16.          Tax Treatment.  Section 14.11 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.17.          Disclosure to Other Persons.  Section 14.12 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.18.          SEN Trustee Acting on Behalf of SEN Trust.  The SEN Trust shall act only by and through the SEN Trustee acting as such in its capacity as trustee under the Trust Agreement.  For the avoidance of doubt, the affirmative and negative covenants or any other representations or warranties contained in this Indenture shall not be deemed to be made by BONY.

Section 9.19.          No Third Party Beneficiaries.  Section 14.16 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.20.          Amendment and Restatement.  As of the Effective Date, certain provisions of the Original Trust Indenture with respect to the security interests granted by each of the SEN Trustee and Borrower thereunder shall be amended and restated in accordance with the terms of this Agreement (it being understood that certain other provisions of the Original Trust Indenture are concurrently herewith being amended and restated pursuant to the Indenture and the Common Agreement, and that this Agreement, the Indenture and the Common Agreement, collectively constitute an amendment and restatement of the Original Trust Indenture in its entirety with respect to the security interests granted by each of the SEN Trustee and Borrower).

Section 9.21.          Use of English Language.  Section 14.18 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

Section 9.22.          Fees and Expenses.  Article XI of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

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IN WITNESS WHEREOF, the parties hereto have caused this SEN Security Agreement to be duly executed as of the date first written above.

GRUPO MINERO MEXICO, S.A. DE C.V., as Borrower

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of GRUPO MEXICO EXPORT MASTER TRUST NO. 1, as SEN Trustee

By:	/s/ Janie K. Choi
Name: Janie K. Choi
Title: Vice President

MINERA MEXICO, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

INDUSTRIAL MINERA MEXICO, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERA MEXICO INTERNACIONAL, INC., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DE COBRE, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERALES METALICOS DEL NORTE, S.A., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DE CANANEA, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DEL ARCO, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERALES Y MINAS MEXICANAS, S.A. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S. C. POR A., S.A., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICO COMPANIA INMOBILIARIA, S.A., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V., as Guarantor

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

HSBC BANK USA, as SEN Collateral Agent

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

HSBC BANK USA, in its individual capacity

By:	/s/ Harriet Drandoff
Name: Harriet Drandoff
Title: Vice President

Appendix A
to the SEN Security Agreement

As used in this Agreement and any other document that, by its terms, incorporates these definitions, the following terms shall have the following meanings, except to the extent otherwise expressly defined therein.  Except as otherwise indicated, all the agreements or instruments herein defined or referred to shall mean such agreements or instruments as the same may be supplemented or amended from time to time or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

“Accounts” shall mean, collectively, the Pledged Accounts.

“Acknowledgement SEN Cash Trapping Event” shall mean an event that, upon written direction from the Financial Advisor to the SEN Collateral Agent, causes a trapping of cash in the Collection Accounts and the Investment Account in accordance with Section 4.03(b) of the Common Agreement.

“Acknowledgement SEN Cash Trapping Period” shall mean the period beginning on the date upon which a Responsible Officer of the SEN Collateral Agent receives written direction from the Financial Advisor that an Acknowledgement SEN Cash Trapping Event has occurred and ending on the date upon which the SEN Collateral Agent receives another such written direction or an Acknowledgement SEN Cash Trapping Termination Notice.

“Acknowledgement SEN Cash Trapping Termination Notice” shall mean a written notice received by the SEN Collateral Agent from the Financial Advisor stating that any Acknowledgement SEN Cash Trapping Event has been cured or waived.

“Borrower Collateral” shall mean all of Borrower’s rights, title and interest in, to and under each of the Borrower Collection Account, the SEN Interest Reserve Account, the Investment Account, and any and all proceeds thereof.

“Borrower Liens” shall mean, collectively, the SEN Trust Borrower Lien and the SEN Holders Borrower Lien.

“Borrower SEN Holders Obligations” shall mean all of the Obligations of Borrower for the benefit of each of the SEN Holders under each Operative Document.

“Borrower SEN Trust Obligations” shall mean all of the Obligations of Borrower for the benefit of the SEN Trustee under each Operative Document.

“Customers” shall mean each Customer listed on Schedule 3.23 to the Common Agreement.

“Customer Notice and Acknowledgement” shall mean any written notice substantially in the form of Exhibit A attached hereto.

“Determination Date” shall mean the Effective Date and the last day of each calendar quarter thereafter.

“Effective Date” shall mean the date of execution and delivery of this Agreement and the date upon which all of the conditions precedent set forth in Article II of the Common Agreement shall have been satisfied or waived.

“Export Proceeds” shall mean means proceeds (including, without limitation, advance payments) of Export Receivables or Export Sales.

“Export Receivables” shall mean any and all accounts receivable arising from Export Sales.

“Fitch” shall mean Fitch Ratings Ltd. or any successor thereto.

“Guarantor Collateral” shall mean, with respect to each Guarantor, all of such Guarantor’s right, title and interest in, to and under each of the Guarantor Collection Accounts, all Export Receivables and Export Proceeds (including any such proceeds in the Guarantor Collection Accounts), and any and all proceeds thereof.

“Guarantor Liens” shall mean, collectively, the SEN Trust Guarantor Lien and the SEN Holders Guarantor Lien.

“Guarantors” shall mean each of the Guarantors listed on Schedule I hereto.

“Guarantor SEN Holders Obligations” shall mean all of the Obligations of each Guarantor for the benefit of the SEN Holders under each Operative Document.

“Guarantor SEN Trust Obligations” shall mean all of the Obligations of each Guarantor for the benefit of the SEN Trustee under each Operative Document.

“Immediate SEN Cash Trapping Event of Default” shall mean an Event of Default as described in Sections 9.01(a), (i) or (j) of the Common Agreement.

“Immediate SEN Cash Trapping Period” shall mean the period beginning on the date upon which a Responsible Officer of the SEN Collateral Agent receives written notice that an Immediate SEN Cash Trapping Event of Default has occurred and is continuing and ending on the date upon which the SEN Collateral Agent receives an Immediate SEN Cash Trapping Termination Notice.

“Immediate SEN Cash Trapping Termination Notice” shall mean a written notice received by the SEN Collateral Agent from the Required SEN Holders stating that any Immediate SEN Cash Trapping Event of Default has been cured or waived.

“Legal Requirements” shall mean all requirements having the force of law applicable at any time and in any jurisdiction (including, without limitation, the United States of

America and Mexico) to the Operative Documents, the parties to such agreements, the rights or interests of such parties therein, or the transactions contemplated thereby.

“Letter of Credit” shall mean an irrevocable letter of credit issued in favor of the SEN Collateral Agent by or guaranteed by a depository institution or trust company having a credit rating with respect to its Dollar denominated long-term unsecured obligations of (i) at least A+ from Standard & Poor’s, A1 from Moody’s and A+ from Fitch or (ii) if not rated by all three such rating agencies, by at least two such rating agencies (one of which is Standard & Poor’s).

“Liens” shall mean each of the Borrower Liens, the Guarantor Liens and the SEN Trustee Lien.

“Moody’s” shall mean Moody’s Investor Service, Inc.

“Notes” shall mean, collectively, the Borrower Notes and the Secured Notes.

“Notice of an Actionable Event” shall mean any notice from the Shared Payment and Collateral Agent that an Event of Default has occurred and is continuing.

“Qualified L/C Provider” shall mean a financial institution providing a Letter of Credit as contemplated by Section 3.4(b).

“Qualified L/C Provider Notice” shall mean any notice from a Qualified L/C Provider to the SEN Collateral Agent stating that Borrower or any Guarantor is obligated to pay amounts to such Qualified L/C Provider and that such payment obligation is secured under a Qualified L/C Security Agreement.

“Qualified L/C Security Agreement” shall mean a security agreement granting a security interest in the Export Receivables, Export Proceeds and funds on deposit in the Collection Accounts and proceeds thereof in favor of a Qualified L/C Provider.

“Rating Agencies” shall mean, collectively, each of Fitch, Moody’s and Standard & Poor’s.

“Scheduled Debt Service” shall mean, as of any date of determination and in relation to any period of time, the sum of (i) all interest (assuming, with respect to floating rate Secured Notes, that the interest rate applicable on the date of determination will remain unchanged), and principal payments and (ii) all Additional Amounts, in each case scheduled to be made by the SEN Trustee on the Secured Notes for such period of time based on the principal amount of Secured Notes outstanding on such date.

“Secured Obligations” shall mean, collectively, the Borrower SEN Trust Obligations, the Borrower SEN Holders Obligations, the Guarantor SEN Trust Obligations, the Guarantor SEN Holders Obligations and the SEN Trust Obligations.

“Secured Parties” shall mean, collectively, the SEN Collateral Agent, the SEN Trustee and the SEN Holders.

“SEN Cash Trapping Event of Default” shall mean shall an Event of Default other than an Immediate SEN Cash Trapping Event of Default.

“SEN Cash Trapping Period” shall mean the period beginning on the date upon which the SEN Collateral Agent is directed to trap cash by the Required SEN Holders in accordance with Section 7.01(b)(ii) of the Common Agreement and ending on the date upon which the SEN Collateral Agent receives a SEN Cash Trapping Termination Notice.

“SEN Cash Trapping Termination Notice” shall mean a written notice received by the SEN Collateral Agent from the Required SEN Holders stating that any SEN Cash Trapping Event of Default has been cured or waived.

“SEN Collateral” shall mean, collectively, the Borrower Collateral, the Guarantor Collateral and the SEN Trust Collateral.

“SEN Collateral Agent Amount” shall mean the amount, from time to time, of all indemnifications, costs, expenses, fees and other compensation of the SEN Collateral Agent provided for, and all other amounts owed to, the SEN Collateral Agent under the Operative Documents.

“SEN Collateral Agent Scheduled Amount” shall mean [$100,000].

“SEN Holders” shall mean each of the SEN Holders listed on Schedule III hereto.

“SEN Required Reserve Amount” shall mean the SEN Interest Reserve Account Required Balance.

“SEN Trust Collateral” shall mean, collectively, all of the SEN Trustee’s right, title and interest in, to and under the Borrower Notes, any guarantee of any guaranteed Obligations, and any and all proceeds thereof.

“SEN Trust Obligations” shall mean all of the Obligations of the SEN Trust for the benefit of the SEN Holders under each of the Operative Documents.

“Standard & Poor’s” shall mean Standard & Poor’s Rating Services, a division of The McGraw - Hill Companies, Inc.

“Transfer Instructions” shall mean the transfer instructions set forth on Schedule 3.3 hereto.

“UCC”  shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or the District of Columbia, as applicable.